Dryden Index Series Fund
Gateway Center Three
100 Mulberry Street, 9h Floor
Newark, NJ 07102-4077


                                             December 28,
2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

     Re:  Rule 24f-2 Notice for Dryden Index Series Fund
          File Nos. 811-6677  and 33-48066

     On behalf of the Dryden Index Series Fund enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

                                   Very truly yours,


                                   /s/ Grace C. Torres
                                   Grace C. Torres
                                   Treasurer and Principal
                                   Financial and Accounting
                                   Officer